UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 5, 2019

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue

San Diego, California  92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2019, Cubic Corporation (the “Company”) entered into certain agreements related to the construction and leasing of two buildings to consolidate its San Diego footprint onto a single campus as part of its One Cubic strategy at its existing corporate location in San Diego, California and accommodate for the projected growth in the business.  Those agreements included:

1.                                      a Construction and Development Agreement (the “Construction Agency Agreement”) with Bankers Commercial Corporation (“BCC”);

2.                                      a Ground Lease (the “Ground Lease”) with BCC;

3.                                      a Lease Agreement (the “Lease”) with BCC; and

4.                                      a Participation Agreement (the “Participation Agreement”) with BCC, MUFG Bank, LTD and MUFG Union Bank, N.A. (“Collateral Agent”).

Prior to the demolition of the existing building, the Company will transfer the building and all other improvements to BCC.  During the construction, BCC will pay the Company ground rent.  Pursuant to the Construction Agency Agreement, the Company will act as the construction agent for BCC in connection with the demolition of the existing building and the construction and development of the new buildings (the “Property”).  Upon completion of the Property, the Company will lease the Property from BCC for a term of five years (the “Term”).  The Company will pay rent quarterly.  In addition, the Company will pay all operating costs (including property taxes, insurance and utility costs) and all costs of repairs to the Property. Once the term of the Lease commences, the Company must also generally pay or reimburse and indemnify BCC and its affiliates from and against all costs and claims that may arise in connection with the Lease, in connection with the Property (including environmental claims) or in connection with any accident that may occur on or about the Property during the Term.

If the Company is not in default under the Lease, at least 180 days prior to the end of the Term, the Company must elect to do one of the following:

1.                                      renegotiate a new term with BCC;

2.                                      purchase the Property;

3.                                      return the Property to BCC, with BCC’s consent; or

4.                                      arrange a sale of the Property to a third party.

The Company’s obligations under the Lease, the Participation Agreement, the Construction Agency Agreement and related documents are secured pursuant to a Memorandum of Lease, Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 5, 2019 (the “Memorandum”), by and among the Company, BCC and Chicago Title Company, as deed of trust trustee for the benefit of Collateral Agent.

Copies of the Ground Lease, Lease, Participation Agreement, Memorandum and Construction Agency Agreement will be filed with the Company’s next 10-Q.  The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, to be provided at a later date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIC CORPORATION

	By:	/s/ James R. Edwards
Name: James R. Edwards
Title: Senior Vice President, General Counsel
& Secretary

Dated: February 6, 2019